Consent of Peter Webster

I hereby consent to the inclusion in this Registration Statement on Form 20-F of Prophecy Development Corp., which is being filed with the United States Securities and Exchange Commission, and any amendments thereto, of references to my name and the information derived from the technical report titled “Updated Mineral Resource Estimate and Technical Report for the Pulacayo Project, Potosí Department, Antonnio Quijarro Province, Bolivia” dated November 14, 2017, with an effective date of October 20, 2017.

Dated: September 17, 2018

Peter Webster
Peter Webster, P.Geo.